Exhibit 99.2 FINANCIAL STATEMENTS FOR USG FOR THE QUARTER ENDED JANUARY 31, 2017

U.S. GOLD CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31, 2017	April 30, 2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$7,543,686	$305,661
Prepaid expenses	177,418	14,817

Total Current Assets	7,721,104	320,478

NON - CURRENT ASSETS:
Reclamation bond deposit	32,311	—
Mineral rights	4,120,623	3,091,738

Total Non - Current Assets	4,152,934	3,091,738

Total Assets	$11,874,038	$3,412,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$157,893	$93,242
Accounts payable and accrued liabilities - related party	2,431	42,466
Note payable - related party	—	285,000
Due to a related party	—	123,624

Total Liabilities	160,324	544,332

Commitments and Contingencies

STOCKHOLDERS’ EQUITY :
Preferred stock, $0.0001 par value; 50,000,000 authorized
Convertible Series A Preferred stock ($0.0001 Par Value; 23,000 Shares Authorized;20,000 and no issued and outstanding as of January 31, 2017 and April 30, 2016)	2	2
Convertible Series B Preferred stock ($0.0001 Par Value; 600,000 Shares Authorized;560,015 and no issued and outstanding as of January 31, 2017 and April 30, 2016)	56	—
Convertible Series C Preferred stock ($0.0001 Par Value; 5,500,000 Shares Authorized;5,428,293 and no issued and outstanding as of January 31, 2017 and April 30, 2016)	543	—
Common stock ($0.0001 Par Value; 200,000,000 Shares Authorized;10,300,000 and 2,500,000 shares issued and outstanding as of January 31, 2017 and April 30, 2016)	1,030	250
Additional paid-in capital	15,818,643	3,289,228
Accumulated deficit	(4,106,560)	(421,596)

Total Stockholders’ Equity	11,713,714	2,867,884

Total Liabilities and Stockholders’ Equity	$11,874,038	$3,412,216

See accompanying notes to unaudited condensed consolidated financial statements.

1

U.S. GOLD CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months	For the Three Months	For the Nine Months	For the Nine Months
	Ended	Ended	Ended	Ended
	January 31, 2017	January 31, 2016	January 31, 2017	January 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$—	$—	$—	$—

Operating expenses:
Compensation and related taxes	462,668	—	913,681	—
Exploration costs	988,476	—	1,225,214	—
Professional fees	155,820	7,625	1,336,034	7,625
General and administrative expenses	41,482	9,326	205,793	16,939

Total operating expenses	1,648,446	16,951	3,680,722	24,564

Loss from operations	(1,648,446)	(16,951)	(3,680,722)	(24,564)

Other expense:
Interest expense - related party	—	—	(4,242)	—

Total other expense	—	—	(4,242)	—

Loss before provision for income taxes	(1,648,446)	(16,951)	(3,684,964)	(24,564)

Provision for income taxes	—	—	—	—

Net loss	$(1,648,446)	$(16,951)	$(3,684,964)	$(24,564)

Net loss per common share, basic and diluted	$(0.16)	$(1.70)	$(0.38)	$(2.46)

Weighted average common shares outstanding - basic and diluted	10,300,000	10,000	9,610,326	10,000

See accompanying notes to unaudited condensed consolidated financial statements.

2

U.S. GOLD CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY

	Preferred Stock- Series A $0.0001 Par Value		Preferred Stock- Series B $0.0001 Par Value		Preferred Stock- Series C $0.0001 Par Value		Common Stock $0.0001 Par Value		Additional Paid-in	Accumulate	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at April 30, 2016	20,000	$2	-	$-	-	$-	2,500,000	$250	$3,289,228	$(421,596)	$2,867,884

Issuance of preferred stock for cash	-	-	560,015	56	5,428,293	543	-	-	10,865,227	-	10,865,826

Issuance of preferred stock for services	2,334	-	-	-	-	-	-	-	700,000	-	700,000

Issuance of common stock for the acquisition of mineral rights	-	-	-	-	-	-	5,550,000	555	554,445	-	555,000

Issuance of common stock for services	-	-	-	-	-	-	2,250,000	225	224,775	-	225,000

Grant of stock options for the acquisition of mineral rights	-	-	-	-	-	-	-	-	184,968	-	184,968

Net loss	-	-	-	-	-	-	-	-	-	(3,684,964)	(3,684,964)

Balance at January 31, 2017	22,334	$2	560,015	$56	5,248,293	$543	10,300,000	$1,030	$15,818,643	$(4,106,560)	$11,713,714

3

U.S. GOLD CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months	For the Nine Months
	Ended	Ended
	January 31, 2017	January 31, 2016
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,684,964)	$(24,564)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	875,000	—
Changes in operating assets and liabilities:
Prepaid expenses	(112,601)	(3,333)
Reclamation bond deposit	(32,311)	—
Accounts payable and accrued liabilities	64,651	8,500
Accounts payable and accrued liabilities - related parties	(40,035)	—

NET CASH USED IN OPERATING ACTIVITIES	(2,930,260)	(19,397)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of mineral rights	(288,917)	—

NET CASH USED IN INVESTING ACTIVITIES	(288,917)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Stockholder’s capital contribution	—	12,240
Repayments to related party for advances	(123,624)	—
Issuance of preferred stock, net of issuance cost	10,865,826	—
Proceeds from issuance of note payable - related party	(285,000)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,457,202	12,240

NET INCREASE (DECREASE) IN CASH	7,238,025	(7,157)

CASH - beginning of period	305,661	42,225

CASH - end of period	$7,543,686	$35,068

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$4,242	$—
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for the acquisition of mineral rights	$555,000	$—
Grant of stock options for the acquisition of mineral rights	$184,968	$—

See accompanying notes to unaudited condensed consolidated financial statements.

4

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

U.S. Gold Corp. (the “Company”) was incorporated under the laws of the State of Nevada on February 14, 2014 under the name of CK Mining Corp. On March 8, 2016, the Company’s corporate name was changed to U.S. Gold Corp.

The Company is a gold and precious metals exploration company pursuing exploration and development opportunities primarily in Nevada and Wyoming. None of the Company’s properties contain proven and probable reserves, and all of the Company’s activities on all of its properties are exploratory in nature.

A wholly-owned subsidiary, U.S. Gold Acquisition, Inc., a Nevada corporation, was formed by the Company on April 22, 2016.

On May 31, 2016, the Board of Directors of the Company approved a forward stock split of the Company’s Common Stock at a ratio of 5-for-1 (the “Forward Stock Split”) including shares issuable upon conversion of the Company’s outstanding convertible securities. All share and per share values of the Company’s common stock for all periods presented in the accompanying financial statements are retroactively restated for the effect of the Forward Stock Split in accordance with Staff Accounting Bulletin 4C.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Going Concern

The accompanying interim unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information, which includes condensed consolidated financial statements and present the consolidated financial statements of the Company and its wholly-owned subsidiary as of January 31, 2017. All intercompany transactions and balances have been eliminated. The accounting policies and procedures used in the preparation of these unaudited condensed consolidated financial statements have been derived from the audited financial statements of the Company for the year ended April 30, 2016, which is included elsewhere in this form 8-K. The consolidated balance sheet as of April 30, 2016 was derived from those financial statements. It is management’s opinion that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year ending April 30, 2017.

As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of approximately $3.7 million and $2.9 million, respectively, for the nine months ended January 31, 2017. Additionally, the Company had an accumulated deficit of approximately $4.1 million at January 31, 2017. In addition, the Company will need to raise capital in order to execute its business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. Uncertainty regarding these matters, raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues, there can be no assurances to that effect.

Use of Estimates and Assumptions

In preparing the unaudited condensed consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to valuation of mineral rights, stock-based compensation, the fair value of common stock issued and the valuation of deferred tax assets and liabilities.

5

Cash

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. At January 31, 2017 and April 30, 2016, the Company did not have any cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s accounts at this institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At January 31, 2017 and April 30, 2016, the Company had bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits.

Fair Value of Financial Instruments

The Company adopted Accounting Standards Codification (“ASC”) ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied in accordance with accounting principles generally accepted in the United States of America that requires the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts reported in the unaudited condensed consolidated balance sheets for cash, prepaid expenses, accounts payable and accrued liabilities approximate their estimated fair market values based on the short-term maturity of these instruments.

Mineral Rights

Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company expenses all mineral exploration costs as incurred as it is still in the exploration stage. If the Company identifies proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established.

When a property reaches the production stage, the related capitalized costs are amortized on a units-of-production basis over the proven and probable reserves following the commencement of production. The Company assesses the carrying costs of the capitalized mineral properties for impairment under ASC 360-10, “Impairment of long-lived assets”, and evaluates its carrying value under ASC 930-360, “Extractive Activities - Mining”, annually. An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral properties. Impairment losses, if any, are measured as the excess of the carrying amount of the mineral properties over its estimated fair value.

6

To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all exploration costs are being expensed.

ASC 930-805, “Extractive Activities-Mining: Business Combinations” (“ASC 930-805”), states that mineral rights consist of the legal right to explore, extract, and retain at least a portion of the benefits from mineral deposits. Mining assets include mineral rights. Acquired mineral rights are considered tangible assets under ASC 930-805. ASC 930-805 requires that mineral rights be recognized at fair value as of the acquisition date. As a result, the direct costs to acquire mineral rights are initially capitalized as tangible assets. Mineral rights include costs associated with acquiring patented and unpatented mining claims.

ASC 930-805 provides that in fair valuing mineral assets, an acquirer should take into account both:

●	The value beyond proven and probable reserves (“VBPP”) to the extent that a market participant would include VBPP in determining the fair value of the assets.

●	The effects of anticipated fluctuations in the future market price of minerals in a manner that is consistent with the expectations of market participants.

Share-Based Compensation

Share-based compensation is accounted for based on the requirements of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). ASC 718 also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Pursuant to ASC 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain.

Recent Accounting Pronouncements

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 — MINERAL RIGHTS

Copper King Project

The mineral properties consist of the Copper King gold and copper development project located in the Silver Crown Mining District of southeast Wyoming (the “Copper King Project”) and certain unpatented mining claims in Meagher County Montana. On July 2, 2014, the Company entered into an Asset Purchase Agreement whereby the Company acquired certain mining leases and other mineral rights comprising the Copper King project and certain unpatented mining claims located in Montana. Pursuant to the Asset Purchase Agreement, the purchase price was (a) cash payment in the amount of $1.5 million and (b) closing shares calculated at 50% of the issued and outstanding shares of the Company’s common stock and valued at $1.5 million. The Company issued 5,000 shares of the Company’s common stock to the seller (see Note 5).

Keystone Project

The Company, through its wholly-owned subsidiary, U.S. Gold Acquisition, Inc., acquired the mining claims comprising the Keystone Project on May 27, 2016 from Nevada Gold Ventures, LLC (“Nevada Gold”) and Americas Gold Exploration, Inc. (collectively the “Sellers”) under the terms of the Purchase and Sale Agreement (the “ Purchase and Sale Agreement). At the time of purchase, the Keystone Project consisted of 284 unpatented lode mining claims situated in Eureka County, Nevada. The purchase price for the Keystone Property consisted of the following: (a) cash payment in the amount of $250,000, (b) the closing shares which is equivalent to 5,550,000 shares of the Company’s common stock and (c) an aggregate of 2,777,500 five-year options to purchase shares of the Company’s common stock at an exercise price of 0.30 per share.

7

The Company valued the common shares at the fair value of $555,000 or $0.10 per common share based on the contemporaneous sale of its preferred stock in a private placement at $0.10 per common share. The 2,777,500 options were valued at $184,968 (see Note 5). The options shall vest over a period of two years whereby 1/24 of the options shall vest and become exercisable each month for the next 24 months. The options are non-forfeitable and are not subject to obligations or service requirements.

Accordingly, the Company recorded a total cost of the acquired mineral properties of $1,028,885 which includes the purchase price ($989,968) and related transaction cost ($38,917).

Some of the Keystone claims are subject to pre-existing net smelter royalty (“NSR”) obligations. In addition, under the terms of the Purchase and Sale Agreement, Nevada Gold retained additional NSR rights of 0.5% with regard to certain claims and 3.5% with regard to certain other claims. Under the terms of the Purchase and Sale Agreement, the Company may buy down one percent (1%) of the royalty from Nevada Gold at any time through the fifth anniversary of the closing date for $2,000,000. In addition, the Company may buy down an additional one percent (1%) of the royalty anytime through the eighth anniversary of the closing date for $5,000,000.

As of the date of these unaudited condensed consolidated financial statements, the Company has not established any proven or probable reserves on its mineral properties and has incurred only acquisition costs and exploration costs.

Mineral properties consisted of the following:

	January 31, 2017	April 30, 2016
Copper King project	$3,091,738	$3,091,738
Keystone project	1,028,885	-
Total	$4,120,623	$3,091,738

NOTE 4 — RELATED PARTY TRANSACTIONS

The principal stockholder of the Company, Copper King LLC, from time to time, provided advances to the Company for working capital purposes. These advances were non-interest bearing and due on demand. The Company paid back this related party advances in August 2016. At January 31, 2017 and April 30, 2016, the Company had a payable to the principal stockholder of the Company of $0 and $123,624, respectively.

On April 19, 2016, the Company issued a 5% Unsecured Promissory Note due July 1, 2016 to the principal stockholder of the Company, Copper King LLC in the amount of $285,000. This promissory note does not contain any conversion features. . In August 2016, the Company paid back the principal amount of the note together with the accrued interest for a total of $289,710. At January 31, 2017 and April 30, 2016, the outstanding principal amount of the note was $0 and $285,000, respectively.

Accounts payable to a related party as of January 31, 2017 was $2,431 and was reflected as accounts payable and accrued liabilities – related parties in the accompanying unaudited condensed balance sheets. The related party is a managing partner of Copper King LLC.

8

NOTE 5 — STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized within the limitations and restrictions stated in the Amended and Restated Articles of Incorporation to provide by resolution or resolutions for the issuance of 50,000,000 shares of Preferred Stock, par value $0.0001 per share in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Company’s Board of Directors establish.

Series A Convertible Preferred Stock

On April 6, 2016, the Company designated 20,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). Each share of Series A Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $500 per share and an initial conversion price of $0.20 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series A Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. On June 21, 2016, the Board of Directors of the Company approved to lower the conversion price to $0.16666 and to increase the number of authorized shares to 23,000 Series A Preferred Stock. The Series A Preferred Stock does not contain any redemption provision. The Series A Preferred Stock are entitled to a liquidation preference equal to the par value of $0.0001, prior to any payments in respect of the common stock, Series B Preferred Stock, and Series C Preferred Stock.

On April 8, 2016, the Company entered into a consulting agreement with a consultant who will serve as the exclusive placement agent in connection with the private placement sale of the Company’s common stock and warrants. The Company shall pay the consultant the following: (a) 10% of the gross proceeds raised from investors introduced by the consultant plus non-allocable expense reimbursement equal to 2% of the gross amount raised (b) Warrants equal to 10% of the securities sold in the private placement and (c) out-of-pocket expenses incurred in connection with this services. The consultant shall also provide financial advisory services for a term of six months.

On July 6, 2016, the Company issued 2,334 shares of Series A Preferred Stock (convertible into 7,000,000 common shares) to this Placement Agent for certain financial advisory services rendered during the three months ended July 31, 2016. Accordingly, the Company valued these common shares at the fair value of $700,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share and has recognized stock based consulting of $700,000 during the nine months ended January 31, 2017.

Series B Convertible Preferred Stock

On May 26, 2016, the Company designated 600,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). Each share of Series B Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $1 per share and conversion price of $0.10 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series B Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. The Series B Preferred Stock does not contain any redemption provision. The Series B Preferred Stock are entitled to a liquidation preference equal to the par value of $0.0001, prior to any payments in respect of the common stock and Series C Preferred Stock, but not before payments in respect of the Company’s Series A Preferred Stock.

On May 27, 2016, the Company issued 560,015 shares of its Series B Convertible Preferred Stock, convertible into 5,600,150 shares of its common stock, for $560,015. The Company received net proceeds of $552,440 after legal fees and related private placement expenses.

9

Series C Convertible Preferred Stock

In July 2016, the Company designated 5,000,000 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”). Each share of Series C Preferred Stock is convertible into shares of the Company’s common stock with a stated value of $2.20 per share and conversion price of $0.22 per share of common stock, subject to adjustment in the event of stock split, stock dividends, and recapitalization or otherwise. The holders of the Series C Preferred Stock will vote on an as-converted basis on all matters on which the holders of the common stock have a right to vote. The Series C Preferred Stock does not contain any redemption provision. The Series C Preferred Stock are entitled to a liquidation preference equal to the par value of $0.0001, prior to any payments to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of preferred shares should receive preferential payment with respect to such distribution and (ii) the common stock. On October 5, 2016, the Board of Directors of the Company approved to increase the number of authorized shares to 5,500,000 shares of Series C Preferred Stock.

On July 29, 2016, the Company completed a private placement to several investors for the purchase of 2,156,688 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $4.06 million. The purchase price of one share of Series C Preferred Stock was $2.20.

On August 10, 2016, the Company completed a private placement to several investors for the purchase of 1,993,851 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $3.84 million. The purchase price of one share of Series C Preferred Stock was $2.20.

On August 31, 2016, the Company completed a private placement to several investors for the purchase of 849,445 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $1.63 million. The purchase price of one share of Series C Preferred Stock was $2.20.

On October 6, 2016, the Company completed a private placement to several investors for the purchase of 428,309 shares of the Company’s Series C Convertible Preferred Stock for aggregate net proceeds of approximately $824,000. The purchase price of one share of Series C Preferred Stock was $2.20.

In connection with these four private placements, certain Financial Industry Regulatory Authority (“FINRA”) broker-dealers acted on behalf of the Company and were paid aggregate cash commissions of approximately $1,458,000. The Company also paid legal fees and related private placement expenses of approximately $171,000.

The Company is obligated to issue 5 year warrants to acquire an aggregate of 5,428,309 shares of common stock at an exercise price of $0.22 to a certain FINRA broker-dealer who acted on behalf of the Company.

Common Stock

Common Stock for Services

On May 18, 2016, the Company issued an aggregate of 750,000 shares of the Company’s common stock to the Chief Operating Officer and a director of the Company for services rendered to the Company. These shares vested immediately on the date of issuance. The Company valued these common shares at the fair value of $75,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share. In connection with the issuance of these common shares, the Company recorded stock based compensation of $75,000 for the nine months ended January 31, 2017.

On May 18, 2016, the Company issued 1,500,000 shares of the Company’s common stock to a consultant for services rendered to the Company. These shares vested immediately on the date of issuance. The Company valued these common shares at the fair value of $150,000 or $0.10 per common share based on the sale of its preferred stock in a private placement at $0.10 per common share. In connection with the issuance of these common shares, the Company recorded stock based compensation of $100,000 for the nine months ended January 31, 2017 and prepaid expense of $50,000 as of January 31, 2017.

10

Stock Options

A summary of the Company’s outstanding stock options as of January 31, 2017 and changes during the period then ended are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at April 30, 2016	—	$—	—
Granted	2,777,500	0.30	5.0
Exercised	—	—	—
Forfeited	—	—	—
Cancelled	—	—	—
Balance at January 31, 2017	2,777,500	0.30	4.32

Options exercisable at end of period	925,833	$0.30
Options expected to vest	1,851,667	$0.30
Weighted average fair value of options granted during the period		$0.07

On May 27, 2016, in connection with the Purchase and Sale Agreement related to the acquisition of the Keystone Property, the Company granted to the Sellers an aggregate of 2,777,500 five-year option to purchase shares of the Company’s common stock at an exercise price of 0.30 per share. The options shall vest over a period of two years whereby 1/24 of the options shall vest and become exercisable each month for the next 24 months. The 2,777,500 options were valued on the grant date at approximately $0.07 per option or a total of $184,968 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.10 per share (based on the sale of its preferred stock in a private placement at $0.10), volatility of 112% (based from volatilities of similar companies), expected term of 5 years, and a risk free interest rate of 1.39%. The options are non-forfeitable and are not subject to obligations or service requirements. The fair value of the options was included in the acquisition cost of the Keystone Project (see Note 3).

NOTE 6 — NET LOSS PER COMMON SHARE

Net loss per common share is calculated in accordance with ASC 260, “Earnings Per Share”. Basic loss per share is computed by dividing net loss available to common stockholder, by the weighted average number of shares of Common Stock outstanding during the period. The following were excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact on the Company’s net loss. In periods where the Company has a net loss, all dilutive securities are excluded.

	January 31, 2017	January 31, 2016
Common stock equivalents:
Stock options	2,777,500	-
Stock warrants*	-	-
Convertible preferred stock	126,883,237	-
Total	129,660,737	-

*As of January 31, 2017, the Company is obligated to issue 5 year warrants to acquire an aggregate of 5,428,309 shares of common stock at an exercise price of $0.22 to a certain FINRA broker-dealer who acted on behalf of the Company in connection with the private placement sale of the Company’s Series C Preferred Stock. The Company intends to issue these warrants upon closing the Merger Agreement with Dataram (see Note 7).

11

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Mining Leases

The Copper King property position consists of two State of Wyoming Metallic and Non-metallic Rocks and Minerals Mining Leases. These leases were assigned to the Company in July 2014 through the acquisition of the Copper King project.

The Company’s rights to the Copper King Project arise under two State of Wyoming mineral leases:

1) State of Wyoming Mining Lease No. 0-40828 consisting of 640 acres.

2) State of Wyoming Mining Lease No. 0-40858 consisting of 480 acres.

Lease 0-40828 was renewed in February 2013 for a second ten-year term and Lease 0-40858 was renewed for its second ten-year term in February 2014. Each lease requires an annual payment of $2.00 per acre. In connection with the Wyoming Mining Leases, the following production royalties must be paid to the State of Wyoming, although once the project is in operation, the Board of Land Commissioners has the authority to reduce the royalty payable to the State:

FOB Mine Value per Ton	Percentage Royalty
$00.00 to $50.00	5%
$50.01 to $100.00	7%
$100.01 to $150.00	9%
$150.01 and up	10%

The future minimum lease payments under these mining leases are as follows:

2018		$2,240
2019		2,240
2020		2,240
2021		2,240
2022		2,240
Thereafter		4,480
	$

Executive Employment Agreements

On April 12, 2016, the Company entered into an employment agreement with its Chief Executive Officer, Mr. Edward Karr. The initial term of the Agreement is for two years ending on April 30, 2018, with automatic renewals for successive one year terms unless terminated by written notice at least 90 days prior to the expiration of the term. Mr. Karr is to receive a base salary of $250,000 per year. The Agreement calls for a bonus of $250,000 to be awarded upon meeting certain milestone goal which is concluding a financing of at least $10,000,000, a minimum of $2,500,000 of which must come from foreign investors. The bonus may be paid in cash, stock, or a combination thereof in the discretion of the board. Any bonus for a calendar year shall be subject to Mr. Karr’s continued employment with the Company through the end of the calendar year in which it is earned and shall be paid after the conclusion of the calendar year in accordance with the Company’s regular bonus payment policies in the year following the year with respect to which the bonus relates, and in any case not later than two and one half (2-1/2) months following the end of the year with respect to which a bonus is earned. In January 2017, the Company paid the $250,000 in connection with his bonus compensation for calendar year 2016.

On June 27, 2016, the Company entered into an employment agreement with its Chief Geologist, Mr. David Mathewson. The initial term of the Agreement is for one year, with automatic renewals for successive one year terms unless terminated by written notice at least 30 days prior to the expiration of the term by either party. Mr. Mathewson is to receive a base salary of $200,000 per year. The base salary shall be payable as follows: (a) 25% of the base salary shall be payable in equal monthly cash installments and (b) the remaining 75% of the base salary shall be payable in equal monthly installments in the form of common stock of the Company. Each installment of common stock shall be issued on the first business day of the months and shall be valued at the market price on the trading day immediately prior to the date of issuance. Market price is the closing bid price on the principal securities exchange or trading market. Mr. Mathewson shall be entitled to receive bonus to be paid in cash, stock, or a combination thereof and equity awards.

12

Operating Lease

In September 2016, the Company amended its lease agreement in connection with its corporate facility in Elko, Nevada under operating leases for a period of 9 months commencing in October 2016 and expiring in June 2017. The Company shall pay a monthly base rent of $1,420 plus a pro rata share of operating expenses. Rent expense amounted to $8,924 for the nine months ended January 31, 2017.

Merger Agreement

On June 13, 2016, the Company and Dataram Corporation, a Nevada corporation (“Dataram”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dataram’s wholly-owned subsidiary, Dataram Acquisition Sub, Inc., a Nevada corporation (“Acquisition Sub”), Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), the Company will merge with and into Acquisition Sub with the Company as the surviving corporation.

The closing of the Merger is subject to customary closing conditions, including, among other things the:

●	approval of Dataram’s shareholders holding a majority of the Dataram’s outstanding voting capital to issue the Merger Consideration (as defined below) pursuant to the continued listing standards of The NASDAQ Stock Market LLC;

●	approval of the Dataram’s shareholders holding a majority of Dataram’s outstanding voting capital to increase the number of shares of authorized common stock;

●	closing by the Company of a financing pursuant to which it receives at least $3 million in net proceeds from the sale of its securities (the “U.S. Gold Financing”);

●	closing by the Company of the acquisition of certain mining claims related to a gold development project in Eureka County, Nevada (the “Keystone Project”);

●	receipt by Dataram of a fairness opinion with respect to the Merger and the Merger Consideration; and

●	Dataram’s Board of Directors shall have declared, as a special dividend, a right entitling each stockholder as of a record date (which shall be no less than five business days prior to the closing of the Merger) to a proportionate ownership interest, record or beneficial, equal to their ownership interest in Dataram, of certain pre-Merger Dataram assets or the proceeds therefrom, as, when and if Dataram’s Board of Directors elects to divest such assets within 18 months from the closing of the Merger.

Pursuant to the terms and conditions of the Merger Agreement, at the closing of the Merger, the holders of the Company’s common stock, Series A Preferred Stock and Series B Preferred Stock will be converted into the right to receive shares of Dataram’s common stock, par value $0.001 per share (the “Common Stock”) or, at the election of the Company’s stockholder, shares of Dataram’s newly designated 0% Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock), which are convertible into shares of Common Stock (collectively, the “Merger Consideration”). On July 6, 2016, Dataram filed a certificate of amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of Nevada in order to effectuate a reverse stock split of the Dataram’s issued and outstanding Common Stock per share on a one (1) for three (3) basis, effective on July 8, 2016 (the “Reverse Stock Split”).

The Merger Consideration shall be allocated as follows and is presented below in terms of Dataram’s Common Stock and reflects the effect of the 1 for 3 Reverse Stock Split in July 2016:

13

●	22,333,333 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s Series A Preferred Stock;

●	1,866,717 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s Series B Preferred Stock;

●	Up to 15,151,515 shares of Dataram’s Common Stock shall be issued to holders of the Company’s common stock issued in connection with the U.S. Gold Financing;

●	A minimum of 1,333,333 and a maximum of 2,333,333 shares of Dataram’s Common Stock and warrants to purchase up to 250,000 shares of Dataram’s Common Stock (or such lesser amount depending on the size of the U.S. Gold Financing) shall be issued to the placement agent in the U.S. Gold Financing;

●	1,850,000 shares of Dataram’s Common Stock shall be issued to the holders of the Company’s common stock issued in connection with the closing of the acquisition of the Keystone Project;

●	1,583,333 shares of Dataram’s Common Stock shall be issued to certain incoming officers and consultants of the Company pursuant to a shareholder approved equity incentive plan of Dataram (the “Management Shares”); and

●	925,833 of Dataram’s options shall be issued to the holders of the Company’s outstanding stock options issued in connection with the closing of the acquisition of the Keystone Project.

Upon closing of the Merger and as a result of the transactions contemplated by the Merger Agreement, Dataram’s pre-Merger stockholders are anticipated to own between approximately 8.6% and 11.0% of the outstanding Common Stock on an “as converted” basis.

The Company’s Chief Executive Officer and Director, Mr. Edward Karr, also serves as a member of the Board of Directors of Dataram.

On November 28, 2016, the Company, Dataram Corporation, Dataram Acquisition Sub, Inc., and Copper King, LLC, a principal stockholder of the Company, amended and restated that certain merger agreement between the parties dated as of June 13, 2016 which was amended and restated on July 29, 2016 (the “Amended and Restated Merger Agreement”) and amended and restated on September 14, 2016 (the “Second Amended and Restated Merger Agreement”).

The parties agreed to execute the Third and Final Amended and Restated Merger Agreement in order to, among other things:

●	Increase the Merger Consideration for the Company’s holders of record, in the aggregate and on an “as converted” and fully diluted basis, to 48,616,089 shares of common stock and equivalents from 46,241,868 shares of common stock and equivalents. This includes:

●	Reducing the number of shares issuable to holders of the Company’s Series C Preferred Stock issued in connection with the Company’s holders private placement (the “Financing”) to 18,094,362 from 18,181,817;

●	Increasing the maximum number of warrants to purchase Dataram’s common stock issuable to the placement agent in the Financing to 1,809,436 five-year cashless warrants from 400,000 warrants;

●	Adding a provision to issue 925,833 five-year options which vest 1/24 each month over the 2 years from the original date of issue to the holders of options issued in connection with the closing of the Keystone Acquisition;

●	Eliminate a covenant that certain officers and directors of Dataram be issued an aggregate of 820,000 shares of restricted stock pursuant to a shareholder approved equity incentive plan, subject to the execution of a two year lockup agreement; and

●	Reduce the maximum number of shares Dataram shall have outstanding at the closing of the Merger, on a fully diluted basis, to 4,945,182 shares of common stock and equivalents from 5,579,031 shares of common stock and equivalents.

NOTE 8 — SUBSEQUENT EVENTS

In April 2017, the Company issued a 9% Convertible Promissory Note due October 13, 2017 to Dataram (see Note 7) in the amount of $250,000. The conversion price shall equal to 95% of the average lowest three closing bid prices during the ten day period prior to conversion date.

14